Exhibit 10.4
SAPIENT CORPORATION
RESTRICTED STOCK UNITS
AGREEMENT
     In recognition of the important contributions that                           (the “Director”) makes to the success of Sapient Corporation (the “Company” or “Sapient”) and its Affiliates (together with the Company, the “Company Group”) as a member of the Company’s Board of Directors, the Company hereby grants to the Director, pursuant to the Sapient Corporation 1998 Stock Incentive Plan (the “Plan”), the Restricted Stock Units Award described below.
1.	The Restricted Stock Units Award. The Company hereby grants to the Director ( ) Units, subject to the terms and conditions of this Agreement and the Plan. The Units constitute the right to receive, without payment, (i) the number of shares of Common Stock set forth above (the “Unit Award”), and (ii) the right to receive, without payment, additional shares of Common Stock or an amount of cash, as determined by the Company in its sole discretion, on the same basis as the Unit Award, equal in value to the cash dividends, if any, that would have been paid on or before the Payment Date with respect to the shares of Common Stock underlying the Unit Award had such shares of Common Stock been issued to the Director on the Grant Date (the “Dividend Equivalent Award”), in each case subject to the terms and conditions of the Plan and those set forth herein (including, but not limited to, the conditions relating to vesting, forfeiture and timing of payment set forth herein). An Award shall be paid hereunder, only to the extent that such Award is Vested, as provided in this Agreement. The Director’s rights to the Units are subject to the restrictions described in this Agreement and the Plan in addition to such other restrictions, if any, as may be imposed by law.

2.	Definitions. The following definitions will apply for purposes of this Agreement. Capitalized terms not defined in this Agreement are used as defined in the Plan.
(a)	“Agreement” means this Restricted Stock Units Agreement granted by the Company and agreed to by the Director.

(b)	“Award” means the grant of Units, including both the Unit Award and any Dividend Equivalent Award, in accordance with this Agreement.

(c)	“Change in Control” means the occurrence of any of the following events: (i) any “person”, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, J. Stuart Moore, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale of disposition by the Company of all or substantially all of the Company’s assets; or (iv) individuals who, on the date on which the Plan was adopted by the Board, constituted the Board of Directors of the Company, together with any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who were directors on the date on which the Plan was adopted by the Board or whose election or nomination was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors.
(d)	“Common Stock” means common stock of the Company, $0.01 par value.

(e)	“Grant Date” means .

(f)	“NASDAQ” means the Nasdaq Global Select Stock Market.

(g)	“Payment Date” means, as to Vested Units, the date on which the Award is settled, which date will in any event be within 30 days of the date on which the Units become Vested, except that in connection with a Change in Control, the Payment Date shall mean immediately prior to or coincident with the occurrence of the Change in Control.

(h)	“Unit” means a notional unit which is equivalent to a single share of Common Stock on the Grant Date, subject to Section 4.

(i)	“Vested” means that portion of the Award to which the Director has a nonforfeitable right under the terms of this Agreement and the Plan.

(j)	“Vesting Dates” means the dates set forth in Section 3.
3.	Vesting.
(a)	The Unit Award shall become Vested on the basis of one Unit to one share of Common Stock only upon the Vesting Dates and the satisfaction of the performance criteria, if any, as set forth in this Section 3, and the Dividend Equivalent Award shall become Vested only upon the vesting of the underlying Unit Award and only if a cash dividend has actually been declared and issued on the Common Stock on or after the Grant Date and on or before the Payment Date of the underlying Unit, in each case except as otherwise provided herein or determined by the Company in its sole discretion. No portion of any Award shall become Vested on the Vesting Date unless the Director is then, and since the Grant Date has continuously been, a Director of the Company.

(b)	Subject to subsections (c), (d) and (e), below, an Award shall become Vested based on the following schedule.

Vesting Date	Percentage Vested on Anniversary Date

First Anniversary of Grant Date	25%

Second Anniversary of Grant Date	25%

Third Anniversary of Grant Date	25%

Fourth Anniversary of Grant Date	25%
(c)	Upon the occurrence of a Change in Control, the length of the Director’s service shall be deemed to be twelve months longer than the actual length, and Vested shares shall be distributed immediately prior to or coincident with the Change in Control; provided, however, that in no event shall such deemed time extension serve to increase the number of Vested shares to more than the number of shares of Common Stock as equals that number of Units which have been awarded hereunder.

(d)	Notwithstanding Section 3(b), if the service of the Director terminates by reason of death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code), the length of the Director’s service shall be deemed to be six months longer than the actual length; provided, however, that in no event shall such deemed time extension serve to increase the number of Vested shares to more than the number of shares of Common Stock as equals that number of Units which have been awarded hereunder.

(e)	Notwithstanding Section 3(b), in the event that the Director has completed the full term of service as a Director for which he or she was elected at an Annual Meeting of Stockholders of the Company, but is not standing for re-election to a subsequent term as a Director at the Annual Meeting of Stockholders of the Company at which he or she would otherwise have been re-elected (the “Retirement Meeting”), any Award shares scheduled to vest on a date subsequent to the Retirement Meeting that is not later than the ninetieth (90th) day following the Retirement Meeting date shall become Vested shares as of the date immediately preceding such Retirement Meeting; provided, however, that in no event shall such deemed time extension serve to increase the number of Vested Shares to more than the number of shares of Common Stock equal to that number of Units which have been awarded under this Agreement.

(f)	In the event that the Director’s tenure as a member of the Company’s Board of Directors terminates prior to a Vesting Date for any reason other than as set forth in this Section 3, including without limitation termination by the Company or the Company Group, any portion of the Award that has not then become Vested will be forfeited automatically.

4.	Adjustments Based on Certain Changes in the Common Stock. In the event of any stock split, reverse stock split, stock dividend, recapitalization or similar change affecting the Common Stock, the Award shall be equitably adjusted.

5.	No Voting Rights/Dividends. The Award shall not be interpreted to bestow upon the Director any equity interest or ownership in the Company Group prior to the Payment Date. Once the Unit Award and the Dividend Equivalent Award have become Vested and the shares of Common Stock underlying those Awards have been delivered, but not until such time and only with respect to the shares of Common Stock so delivered, the Director shall have the rights of a stockholder, including, but not limited to, the right to vote and receive dividends.

6.	Payment of Award. On the Payment Date, the Company shall issue to the Director (i) that number of shares of Common Stock as equals that number of shares underlying the Units Award which have become Vested and (ii) additional shares of Common Stock or an amount of cash, as determined by the Company, equal in value to the Dividend Equivalent Award which has become Vested. If the Dividend Equivalent Award is paid by the issuance of additional shares of Common Stock, the number of shares so issued shall be determined by dividing the cash value of the Dividend Equivalent Award by the price per share of the Company’s common stock reported by NASDAQ at market close on the record date established by the Company’s Board of Directors for determining the Company’s stockholders of record entitled to receive the cash dividend to which the Dividend Equivalent Award relates.

7.	Unfunded Status. The obligations of the Company Group hereunder shall be contractual only. The Director shall rely solely on the unsecured promise of the Company and nothing herein shall be construed to give the Director or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Company Group.

8.	No Assignment. No right or benefit or payment under the Plan shall be subject to assignment or other transfer nor shall it be liable or subject in any manner to attachment, garnishment or execution.

9.	Amendment or Termination. This Agreement may be amended by mutual written agreement of the parties.

10.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

11.	Section 409A Exemption. The Award is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended from time to time, and guidance issued thereunder and shall be construed and administered accordingly. Notwithstanding the above, neither the Company, nor any subsidiary, nor the Committee, nor any person acting on behalf of the Company, any subsidiary, or the Committee, shall be liable to the Director or to the estate or beneficiary of the Director by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of this Agreement or any payment hereunder to satisfy the requirements of Section 409A of the Code.

     IN WITNESS WHEREOF, Sapient Corporation and                           have executed this Restricted Stock Units Agreement effective as of the       day of                     ,           .

Sapient Corporation	Director

By:	Name:
Title: